Exhibit 99.2

EXTRACTION OIL & GAS, INC. 370 17TH STREET, SUITE 5300 DENVER, CO 80202
VOTE BY INTERNET
Before The Meeting - Go to www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
During The Meeting - Go to www.virtualshareholdermeeting.com/XOG2021SM
You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,
51 Mercedes Way, Edgewood, NY 11717.
TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D59539-[TBD] KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY
EXTRACTION OIL & GAS, INC.
The Board of Directors recommends you vote FOR Proposals 1 and 2. For Against Abstain
1. Approve and adopt the Agreement and Plan of Merger by and among Extraction Oil & Gas, Inc. (the “Company”), Bonanza Creek Energy, Inc. (“BCEI”) and Raptor Eagle Merger Sub (“Merger Sub”). ☐ ☐ ☐
2. Approve, on a non-binding advisory basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger of Merger Sub with and into the Company. ☐ ☐ ☐
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.
Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.
EXTRACTION OIL & GAS, INC. Annual Meeting of Stockholders [TBD], 2021, 8:30 AM MDT
This proxy is solicited by the Board of Directors
The undersigned hereby appoints Tom L. Brock and Eric J. Christ, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on this proxy, all of the shares of Common Stock of EXTRACTION OIL & GAS, INC. held of record by the undersigned on the record date, September 1, 2021, at the Annual Meeting of Stockholders of the Company to be held on [TBD], 2021 at 8:30 AM, MDT, and any adjournment thereof.
This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR Items 1 and 2. In their discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting.
Continued and to be signed on reverse side